Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-271617

Prospectus Supplement

(To Prospectus dated May 3, 2023)

$2,250,000,000

$1,000,000,000 4.150% Senior Notes due 2031
$1,250,000,000 4.800% Senior Notes due 2035

The 4.150% senior notes due 2031, which we refer to as the “2031 notes,” will mature on January 15, 2031 and the 4.800% senior notes due 2035, which we refer to as the “2035 notes,” will mature on September 15, 2035. We refer to the 2031 notes and the 2035 notes collectively as the “notes.” We will pay interest semi-annually (i) on the 2031 notes, on January 15 and July 15 of each year, beginning on January 15, 2026 and (ii) on the 2035 notes, on March 15 and September 15 of each year, beginning on March 15, 2026.

We may redeem the notes of each series in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes—Optional Redemption.” The notes will be unsecured obligations of ours and rank equally with our existing and future unsecured senior indebtedness. The notes will be issued only in registered book-entry form and in denominations of $2,000 and integral multiples of $1,000 thereafter. The notes will not be listed on any securities exchange. Currently, there are no public markets for the notes.

Investing in the notes involves risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and the risks described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Uber(1)
Per 2031 Note	99.895%	0.500%	99.395%
2031 Notes Total	$998,950,000	$5,000,000	$993,950,000
Per 2035 Note	99.630%	0.550%	99.080%
2035 Notes Total	$1,245,375,000	$6,875,000	$1,238,500,000
Total	$2,244,325,000	$11,875,000	$2,232,450,000

(1)	Plus accrued interest, if any, from September 11, 2025.

We expect to deliver the notes to investors in registered book-entry form only through the facilities of The Depository Trust Company, Clearstream Banking S.A. and Euroclear Bank, SA/NV, as operator of the Euroclear System, on or about September 11, 2025, which is the third business day following the date of this prospectus supplement (this settlement cycle is referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day preceding settlement will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors. See “Underwriting (Conflicts of Interest)”.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Barclays	J.P. Morgan

Citigroup	Deutsche Bank Securities	HSBC	Mizuho

Morgan Stanley	RBC Capital Markets	TD Securities

Co-Managers

BNP PARIBAS	PNC Capital Markets LLC	Santander	UBS Investment Bank	Wells Fargo Securities

AmeriVet Securities	Blaylock Van, LLC	Drexel Hamilton	Penserra Securities LLC

September 8, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering, the notes and matters relating to us. The second part is the accompanying prospectus dated May 3, 2023, which is part of our Registration Statement on Form S-3 (File No. 333-271617). The accompanying prospectus provides a more general description of the terms and conditions of the various securities we may offer under our registration statement, some of which do not apply to this offering. If the description of this offering and the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page S-39.

We have not, and the underwriters have not, authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters take responsibility for, and can provide any assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements may include, but are not limited to, statements about:

●	our ability to successfully defend litigation and government proceedings brought against us, including with respect to our relationship with drivers and couriers, and the potential impact on our business operations and financial performance if we are not successful;
●	our ability to successfully compete in highly competitive markets;
●	our expectations regarding financial performance, including but not limited to revenue, achieving or maintaining profitability, our ability to generate or maintain positive Adjusted EBITDA or Free Cash Flow, expenses, and other results of operations;
●	our expectations regarding future operating performance, including but not limited to our expectations regarding future Monthly Active Platform Consumers (“MAPCs”), Trips, Gross Bookings, and Revenue Margin (defined as revenue as a percentage of Gross Bookings);
●	our expectations regarding our competitors’ use of incentives and promotions and the effects of such incentives and promotions on our growth and results of operations;
●	our anticipated investments in new products and offerings, and the effect of these investments on our results of operations;
●	our anticipated capital expenditures and our estimates regarding our capital requirements;
●	our ability to close and integrate acquisitions into our operations;
●	anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;
●	the size of our addressable markets, market share, category positions, and market trends, including our ability to grow our business in the countries we have identified as expansion markets;
●	the safety, affordability, and convenience of our platform and our offerings;
●	our ability to identify, recruit, and retain skilled personnel, including key members of senior management;
●	our ability to effectively manage our growth and maintain and improve our corporate culture;
●	our expected growth in the number of platform users, and our ability to promote our brand and attract and retain platform users;
●	our ability to maintain, protect, and enhance our intellectual property rights;
●	our ability to introduce new products and offerings and enhance existing products and offerings;
S-iii

●	our ability to successfully enter into new geographies, expand our presence in countries in which we are limited by regulatory restrictions, and manage our international expansion;
●	our ability to successfully renew licenses to operate our business in certain jurisdictions;
●	our ability to successfully respond to global economic conditions, including rising inflation and interest rates;
●	the availability of capital to grow our business;
●	volatility in the business or stock price of our minority-owned entities;
●	our ability to meet the requirements of our existing debt and draw on our line of credit;
●	our ability to prevent disturbances, including cybersecurity incidents, to our information technology systems;
●	our ability to comply with existing, modified, or new laws and regulations applying to our business;
●	the impact of a catastrophic event such as a disease, weather event, war, or terrorist attack on our business, results of operations, financial position and cash flows; and
●	our ability to implement, maintain, and improve our internal control over financial reporting.

These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks, uncertainties and other factors in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements as predictions of future events. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement, and while we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

S-iv

Summary

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein. It does not contain all of the information that you should consider before making an investment decision. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical financial statements and notes to those financial statements. Except as otherwise indicated, all references in this prospectus supplement to “Uber” “we,” “our” and “us” refer to Uber Technologies, Inc. and its consolidated subsidiaries.

Our Business

Uber is a technology platform that uses a massive network, leading technology, operational excellence and product expertise to power movement from point A to point B. We develop and operate proprietary technology applications supporting a variety of offerings on our platform.

Our technology is available in over 70 countries around the world, principally in the United States and Canada, Latin America, Europe (excluding Russia), the Middle East, Africa, and Asia (excluding China and Southeast Asia).

Corporate Information

We were founded in 2009 and incorporated as Ubercab, Inc., a Delaware corporation, in July 2010. In February 2011, we changed our name to Uber Technologies, Inc. Our principal executive offices are located at 1725 3rd Street, San Francisco, California 94158, and our telephone number is (415) 612-8582.

Our website address is www.uber.com and our investor relations website is located at https://investor.uber.com. Information contained on or accessible through our websites is not a part of this prospectus supplement or the accompanying prospectus, and the inclusion of our website addresses in this prospectus supplement is an inactive textual reference only.

S-1

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the notes offered hereby, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Uber Technologies, Inc.

Securities Offered	$1,000,000,000 aggregate principal amount of 4.150% senior notes due 2031. $1,250,000,000 aggregate principal amount of 4.800% senior notes due 2035.

Maturity Dates	2031 notes: January 15, 2031. 2035 notes: September 15, 2035.

Interest Rates	2031 notes: 4.150% per year. 2035 notes: 4.800% per year.

Interest Payment Dates	Interest will be paid (i) on the 2031 notes, semi-annually on January 15 and July 15 of each year, beginning on January 15, 2026 and (ii) on the 2035 notes, semi-annually on March 15 and September 15 of each year, beginning on March 15, 2026.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $2.23 billion, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including the repayment of certain outstanding indebtedness. See “Use of Proceeds.” Nothing in this prospectus supplement should be construed as a notice of redemption with respect to our indebtedness.

Optional Redemption	We may redeem the notes of each series, in whole or in part, at any time and from time to time, prior to maturity, at the respective redemption prices described under “Description of Notes—Optional Redemption.”

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Notes—Repurchase Upon a Change of Control.”

Ranking

The notes will be:

●     our unsecured senior obligations and will rank equally with all our existing and future unsecured and unsubordinated indebtedness from time to time outstanding;

●     structurally subordinated to all our existing and future indebtedness and other liabilities of our subsidiaries; and

●     effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

S-2

As of June 30, 2025, before this offering and any application of the net proceeds of this offering as described under “Use of Proceeds,” we had approximately $10.7 billion aggregate principal amount of indebtedness for borrowed money outstanding, all of which was unsecured indebtedness that would rank equally with the notes. As of June 30, 2025, our subsidiaries had approximately $13.8 billion of total liabilities (including debt, trade and other payables) that would have been structurally senior to the notes. As of June 30, 2025, we had no outstanding borrowings under our revolving credit facility, and had letters of credit outstanding of $1.7 billion, $342 million of which are issued under our revolving credit facility.

The indenture does not limit the amount of debt we may incur.

Additional Issuances; Additional Transactions

We may create and issue additional notes with the same terms (except for the issue date, the public offering price, the first interest payment date (under certain circumstances) and the payment of interest accruing prior to the issue date of such additional notes) as one or more series of the notes so that such additional notes shall be consolidated and form a single series with the notes of the corresponding series, provided that if such notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP numbers.

We may also undertake additional financing transactions in the near term, which may include issuances denominated in currencies other than U.S. dollars.

Listing	The notes are new issues of securities with no established trading market. The notes are not, and are not expected to be, listed on any national securities exchange or included in any quotation system.

Denominations	The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Governing Law	New York.

Trustee	U.S. Bank Trust Company, National Association.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 as well as the other information contained or incorporated herein by reference, before investing in the notes offered hereby.
S-3

Conflicts of Interest	As described under “Use of Proceeds,” we intend to use the net proceeds from this offering to repay our outstanding 0% convertible senior notes due December 2025, redeem our outstanding 7.50% senior notes due September 2027, and redeem our outstanding 6.25% senior notes due January 2028. Certain of the underwriters and/or their affiliates may own our 0% convertible senior notes due December 2025, our 7.50% senior notes due September 2027 or our 6.25% senior notes due January 2028, and therefore may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).”
S-4

Risk Factors

Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risk factors set forth below, including the risks related to the notes, as well as the risk factors related to our business and operations described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that we do not currently know about, or that we currently believe are immaterial, may also adversely impact our business, financial condition and results of operations.

Risks Related to the Notes

The notes are our obligations and not the obligations of our subsidiaries and will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The notes are exclusively our obligations and not those of our subsidiaries. A significant portion of our operations are conducted through our subsidiaries. None of our subsidiaries is a guarantor of the notes. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries, and your consequent right to benefit from our receipt of those assets, will be subject to the claims of such subsidiary’s creditors. Accordingly, the notes are structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. As of June 30, 2025, our subsidiaries had approximately $13.8 billion of total liabilities (including trade payables) that would have been structurally senior to the notes, including our 0% exchangeable senior notes due 2028, which are guaranteed by our indirect subsidiary, Neben Holdings, LLC. In addition, although our existing 2027, 2028 and 2029 senior notes are not currently guaranteed by our subsidiaries, those notes will be required to be guaranteed by certain of our subsidiaries in the event such subsidiaries become guarantors under our revolving credit facility. In addition, the indenture that will govern the notes offered hereby will permit our subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

In addition, we derive a significant portion of our revenues from our subsidiaries. As a result, our cash flow and our ability to service our debt and other obligations, including the notes, will depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation to make payments on the notes or to make funds available to us for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us are dependent upon results of operations of our subsidiaries, may be subject to contractual and other restrictions, may be subject to tax or other laws limiting our ability to repatriate funds from foreign subsidiaries and may be subject to other business considerations.

The notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to any secured debt we or our subsidiaries currently have or may incur to the extent of the value of the assets securing such debt.

S-5

In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured debt and the secured debt of our subsidiaries may assert rights against the assets pledged to secure that debt in order to receive full payment of their debt before the assets may be used to pay other creditors, including the holders of the notes. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount available to be paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The indenture governing the notes has limited covenants and provides only limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the notes.

The indenture governing the notes contains only limited protections for holders of the notes. In particular, the indenture does not contain financial covenants or restrictions on debt incurrence by us or our subsidiaries. We may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional debt securities ranking equally and ratably with, and having the same terms and conditions as, the notes (other than the original issuance date and, under certain circumstances, the issue price and the initial interest payment date), so that such additional debt securities will be consolidated and form a single series with the notes, including for purposes of voting and redemptions, provided that if such notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP numbers. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, reducing the trading value of your notes, if any, and causing a risk that the credit rating of the notes is lowered or withdrawn.

The indenture also does not limit our or our subsidiaries’ ability to issue or repurchase debt or other securities, pay dividends or engage in, or to otherwise be a party to, a variety of corporate transactions. Our ability to use our funds for numerous purposes may limit the funds available to pay our obligations under the notes. In addition, the covenants in the indenture restricting our ability to create liens on our assets and enter into sale and leaseback transactions only apply to the extent that the liens are created on any of our or our subsidiaries’ principal properties or the property subject to the sale leaseback transaction is one of our or our subsidiaries’ principal properties. As of the date of this prospectus supplement, neither we nor any of our subsidiaries has any property that constitutes a principal property under the indenture. The foregoing covenants, in addition to other covenants in the indenture restricting our ability to merge or consolidate with another entity are subject to a number of important exceptions, limitations and qualifications that are further described under “Description of Notes—Certain Covenants” in this prospectus supplement, under “Consolidation, Merger, or Sale” in the accompanying prospectus and in the indenture.

We have incurred a significant amount of debt and may in the future incur additional indebtedness. Our payment obligations under such indebtedness, including the notes being offered pursuant to this prospectus supplement and the accompanying prospectus, may limit the funds available to us, and the terms of our debt agreements may restrict our flexibility in operating our business.

As of June 30, 2025, we had approximately $10.7 billion aggregate principal amount of indebtedness for borrowed money outstanding. In connection with our acquisition of Careem Technologies (“Careem”), we have commitments to issue up to approximately $128 million of non-interest bearing unsecured convertible notes to Careem stockholders as of June 30, 2025. In addition, as of June 30, 2025, we had the ability to access additional borrowings of up to $4.7 billion under our revolving credit facility and up to $2.0 billion under our commercial paper program. Subject to the limitations in the terms of our existing and future indebtedness, we and our subsidiaries may incur additional debt, secure existing or future debt, or refinance our debt. In particular, we may need to incur additional debt to finance the purchase of autonomous vehicles, and such financing may not be available to us on attractive terms or at all.

S-6

We may be required to use a substantial portion of our cash flows from operations to pay interest and principal on our indebtedness. Such payments will reduce the funds available to us for working capital, capital expenditures, and other corporate purposes and limit our ability to obtain additional financing for working capital, capital expenditures, expansion plans, and other investments, which may in turn limit our ability to implement our business strategy, heighten our vulnerability to downturns in our business, the industry, or in the general economy, limit our flexibility in planning for, or reacting to, changes in our business and the industry, and prevent us from taking advantage of business opportunities as they arise. We cannot assure you that our business will generate sufficient cash flow from operations or that future financing will be available to us in amounts sufficient to enable us to make required and timely payments on our indebtedness, or to fund our operations. To date, we have used a substantial amount of cash for operating activities, and we cannot assure you when we will begin to generate cash from operating activities in amounts sufficient to cover our debt service obligations.

In addition, under certain of our existing debt instruments, we and certain of our subsidiaries are subject to limitations regarding our business and operations, including limitations on incurring additional indebtedness and liens, and limitations on certain consolidations, mergers, and sales of assets. Any debt financing secured by us in the future could involve additional restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital to pursue business opportunities, including potential acquisitions or divestitures. Any default under our debt arrangements could require us to repay our debt immediately, and may limit our ability to obtain additional financing, which in turn may have an adverse effect on our cash flows and liquidity.

In addition, we are exposed to interest rate risk related to some of our indebtedness. The fair value of our fixed rate notes are likely to fluctuate with movements of interest rates, increasing in periods of declining rates of interest and declining in periods of increasing rates of interest.

Active trading markets for the notes may not develop.

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation of the notes on any quotation system. We cannot assure you trading markets for the notes will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in each series of the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued, in their sole discretion, at any time without notice. Moreover, even if markets for the notes develop, the notes could trade at substantial discounts from their face amounts. If no active trading markets develop, or if market conditions change, you may be unable to resell the notes at any price or at their fair market value.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

The market prices of the notes will depend on many factors, including, but not limited to, the ratings on our debt securities assigned by rating agencies, the time remaining until maturity of the notes, our results of operations, financial condition and prospects and the condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In particular, if prevailing interest rates increase, the market price of the notes would be adversely affected.

Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.

S-7

Our credit ratings may not reflect all risks of your investments in the notes and may be revised or withdrawn.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and there can be no assurance that such ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and possibly increase our corporate borrowing costs.

Optional redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem these notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

The Change of Control Triggering Event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.

As described under “Description of Notes—Repurchase Upon a Change of Control,” upon the occurrence of a Change of Control Triggering Event, unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes at a price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as certain acquisitions, recapitalizations or “going private” transactions) that could negatively impact the value of your notes. For a Change of Control Triggering Event to occur, there must be both a Change of Control and a ratings downgrade to below investment grade by two of three rating agencies. As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies.

We may not be able to repurchase all of the notes upon a Change of Control Triggering Event, which may result in a default under the notes and other indebtedness.

Unless we have previously exercised our optional redemption right with respect to a series of notes in whole, we will be required to offer to repurchase each series of notes upon the occurrence of a Change of Control Triggering Event. However, we may not have sufficient funds to repurchase the notes in cash if and when required to do so. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of any other indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to repurchase your notes unless we are able to refinance or obtain consents from the holders of such indebtedness. The failure to make such repurchase would result in a default under the notes and could cause a cross-default or acceleration under certain agreements governing our other indebtedness.

S-8

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $2.23 billion, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes including to (i) repay our outstanding 0% convertible senior notes due December 2025, of which $1,150 million aggregate principal amount is outstanding, (ii) redeem our outstanding 7.50% senior notes due September 2027, of which $700 million aggregate principal amount is outstanding, and (iii) redeem our outstanding 6.25% senior notes due January 2028, of which $500 million aggregate principal amount is outstanding. See “Use of Proceeds.” Nothing in this prospectus supplement should be construed as a notice of redemption with respect to the 7.50% senior notes due 2027 or the 6.25% senior notes due 2028.

Certain of the underwriters and/or their affiliates may own our 0% convertible senior notes due December 2025, our 7.50% senior notes due September 2027 or our 6.25% senior notes due January 2028, and therefore may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).”

S-9

Capitalization

The following table sets forth our cash and cash equivalents and capitalization on a consolidated basis as of June 30, 2025:

●	on an actual basis; and
●	on an as adjusted basis giving effect to the issuance of the notes offered hereby after deducting the underwriting discount and estimated offering expenses payable by us, but without giving effect to the application of the estimated net proceeds of this offering.

The following table does not give effect to potential financing transactions we may undertake in the near term, which may include issuances denominated in currencies other than U.S. dollars.

You should read this table in conjunction with our condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2025
	Actual	As Adjusted
	(Unaudited, dollars in millions)
Cash and cash equivalents	$6,438	$8,664

Long-term debt(1):
Revolving Credit Facility(2)	$—	$—
7.50% Senior Notes due 2027(3)	700	700
6.25% Senior Notes due 2028(3)	500	500
4.50% Senior Notes due 2029	1,500	1,500
0% Convertible Notes due 2025(3)	1,150	1,150
0.875% Convertible Notes due 2028	1,725	1,725
0% Exchangeable Senior Notes due 2028(4)	1,150	1,150
4.30% Senior Notes due 2030	1,250	1,250
4.80% Senior Notes due 2034	1,500	1,500
5.35% Senior Notes due 2054	1,250	1,250
4.150% Senior Notes due 2031 offered hereby	—	1,000
4.800% Senior Notes due 2035 offered hereby	—	1,250
Total long-term debt	10,725	12,975
Total Uber Technologies, Inc. stockholders’ equity	22,598	22,598
Total capitalization	$33,323	$35,573

(1)	Represents the aggregate principal amount of our long-term debt and not the carrying amount of the notes.
(2)	As of June 30, 2025, we had no outstanding borrowings under our revolving credit facility, and had letters of credit outstanding of $1.7 billion, $342 million of which are issued under our revolving credit facility.
(3)	We intend to use the net proceeds from this offering for general corporate purposes, including to (i) repay our outstanding 0% convertible senior notes due 2025, (ii) redeem our outstanding 7.50% senior notes due 2027 and (iii) redeem our outstanding 6.25% senior notes due 2028.
(4)	As of June 30, 2025, the carrying amount of the 0% Exchangeable Senior Notes due 2028 was $1,224 million.

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Description of Notes

We will issue $1,000,000,000 aggregate principal amount of 4.150% Senior Notes due 2031 (the “2031 notes”) and $1,250,000,000 aggregate principal amount of 4.800% Senior Notes due 2035 (the “2035 notes” and, together with the 2031 notes, the “notes”). The 2031 notes and the 2035 notes will be issued as separate series of debt securities under that certain indenture dated September 9, 2024 between us and U.S. Bank Trust Company, National Association, as trustee (the “base indenture”). The base indenture will be supplemented by a supplemental indenture to be entered into concurrently with the delivery of the notes (as so supplemented, the “indenture”). The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The specific terms of each other series that we may issue in the future may differ from those of the notes. The indenture does not limit the aggregate amount of debt securities that may be issued under the indenture, nor does it limit the number of other series or the aggregate amount of any particular series.

The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the provisions of the TIA are and will be incorporated in and form a part of the indenture. The following description is a summary, and does not describe every aspect of the notes, the indenture and those terms made a part of the indenture by reference to the TIA. The following description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture. Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge upon request. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the indenture and the notes because they define your rights as a holder of the notes. The covenant provisions of the indenture described below under the caption “Description of Notes—Certain Covenants” will apply to the notes.

For purposes of this section, references to “Uber,” “the Company,” “we,” “us” and “our” refer only to Uber Technologies, Inc. and not to any of its current or future subsidiaries.

General

The 2031 notes will be limited initially to $1,000,000,000 aggregate principal amount and the 2035 notes will be limited initially to $1,250,000,000 aggregate principal amount, but we may from time to time, without giving notice to or seeking the consent of the holders of the notes of any series, issue additional notes of any such series having the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the original notes of such series, and such additional debt securities, together with the original notes of the applicable series, will constitute a single series of debt securities for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions; provided that if such notes are not fungible with the notes of the applicable series of the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate CUSIP numbers.

The notes will be:

●	our unsecured senior obligations and will rank equally with all our existing and future unsecured and unsubordinated indebtedness from time to time outstanding;

●	structurally subordinated to all our existing and future indebtedness and other liabilities of our subsidiaries; and

●	effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.
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As of June 30, 2025, before this offering and any application of the net proceeds of this offering as described under “Use of Proceeds,” we had approximately $10.7 billion aggregate principal amount of indebtedness for borrowed money outstanding, all of which was unsecured indebtedness that would rank equally with the notes. As of June 30, 2025, our subsidiaries had approximately $13.8 billion of total liabilities (including debt, trade and other payables) that would have been structurally senior to the notes. As of June 30, 2025, we had no outstanding borrowings under our revolving credit facility, and had letters of credit outstanding of $1.7 billion, $342 million of which are issued under our revolving credit facility.

The notes will be issued in fully registered form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will be issued in the form of one or more global securities, without coupons, which will be deposited initially with, or on behalf of, The Depository Trust Company (“DTC”) and its participants Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”).

Principal and Interest

The 2031 notes will mature on January 15, 2031 and the 2035 notes will mature on September 15, 2035. No sinking fund will be provided with respect to the notes.

Interest on the 2031 notes will accrue at the rate of 4.150% per annum and interest on the 2035 notes will accrue at the rate of 4.800% per annum. We will pay interest on the notes from September 11, 2025, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears: (1) with respect to the 2031 notes, on January 15 and July 15 of each year, commencing on January 15, 2026; and (2) with respect to the 2035 notes, on March 15 and September 15 of each year, commencing on March 15, 2026, in each case, until the principal is paid or made available for payment. Interest will be paid to the persons in whose names the notes are registered at the close of business: (1) with respect to the 2031 notes, on January 1 or July 1 (whether or not a business day); and (2) with respect to the 2035 notes, on March 1 or September 1 (whether or not a business day), in each case, as the case may be, immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date or date of maturity of principal of the notes of a series falls on a day that is not a business day, then payment of interest or principal may be made on the next succeeding business day with the same force and effect as if made on the nominal interest payment date or the date of maturity, and no interest will accrue for the period after such nominal date.

Optional Redemption

Prior to the Par Call Date (as defined below) for a series of notes, such notes will be redeemable, in whole or in part, at any time and from time to time, at our option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus (i) 10 basis points in the case of the 2031 notes or (ii) 15 basis points in the case of the 2035  notes, in each case, less (b) interest accrued to the date of redemption; and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

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On or after the Par Call Date for a series of notes, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means (i) with respect to the 2031 notes, December 15, 2030 (one month prior to the maturity date of the 2031 notes) and (ii) with respect to the 2035 notes, June 15, 2035 (three months prior to the maturity date of the 2035 notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no obligation to determine or verify any determination of the redemption price.

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Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. The notice of redemption for such notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair (subject to the applicable procedures of the depositary). No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

No Mandatory Redemption; Open Market Purchases

We are not required to make any mandatory sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase the notes as described under the caption “— Repurchase Upon a Change of Control.”

We may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as the acquisition does not otherwise violate the terms of the indenture.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes in full, as described above, have defeased the notes or have satisfied and discharged the notes as described below, we will make an offer to each holder (the “Change of Control Offer”) to repurchase any and all of such holder’s notes at a repurchase price in cash equal to 101% of the principal amount of the notes to be repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, notice shall be given to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice.

Notwithstanding the foregoing, installments of interest on the applicable series of notes that are due and payable on interest payment dates falling on or prior to the Change of Control Payment Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control repurchase provisions of the notes by virtue of such conflicts.

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On the Change of Control Payment Date, we will be required, to the extent lawful, to:

●	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

●	deposit with the trustee or a paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

●	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased, that all conditions precedent contained in the indenture to make a Change of Control Offer have been complied with and that the Change of Control Offer has been made in compliance with the indenture.

In addition to any other right of repurchase set forth herein or otherwise, if holders of not less than 90% in aggregate principal amount of the notes then outstanding validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making such an offer in lieu of us as described below, purchase all of such notes properly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice (provided that such notice is given not more than 60 days following such repurchase pursuant to the Change of Control Offer described above) to redeem all notes that remain outstanding following such purchase on a date specified in such notice (the “Second Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the Second Change of Control Payment Date.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer.

Certain Covenants

Limitation on Liens

We will not, and will not permit any Restricted Subsidiaries to enter into, create, incur or assume any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

●	Liens existing as of the Issue Date;

●	Liens granted after the Issue Date created in favor of the holders of such notes;

●	Liens created in substitution of, or as replacements for, any Liens described in the preceding two bullet points; provided that based on a good faith determination of one of our Financial Officers, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced and the principal amount of Indebtedness secured is not increased (other than increases related to any premiums, accrued interest, commissions, discounts, costs, fees and expenses in connection with such substitutions or replacements); and

●	Permitted Liens.
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Limitation on Sale and Lease-back Transactions

We will not, and we will not permit any of our Restricted Subsidiaries, to enter into any Sale and Lease-Back Transaction covering any Principal Property, unless:

●	the Company or the applicable Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such Sale and Lease-Back Transaction without equally and ratably securing the notes pursuant to the first paragraph of “—Limitation on Liens” above; or

●	the Company or the applicable Subsidiary applies an amount equal to the Attributable Liens with respect to such Sale and Lease-back Transaction to the purchase of another Principal Property or to the retirement or other repayment or prepayment of long-term Indebtedness within 365 calendar days before or after the effective date of any such Sale and Lease-back Transaction; provided that, in lieu of applying such amount to such retirement, repayment or prepayment, the Company or any Subsidiary may deliver notes to the trustee for cancellation, such notes to be credited at the cost thereof to the Company or such Subsidiary.

Because the definition of Principal Property covers only buildings, structures or other facilities together with the underlying land and fixtures that we own in the United States, facilities elsewhere in the world are excluded from the operation of the covenants described above. There are currently no Liens on, or any Sale and Lease-back Transactions covering, any property that would potentially qualify as Principal Property that would require any debt securities to be secured equally and ratably with (or prior to) Indebtedness secured by such Lien. We believe that we have few properties that would qualify as Principal Property, and as such, few, if any, of our subsidiaries would qualify as a Restricted Subsidiary.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge with or into, or convey, sell, transfer or lease all or substantially all of our and our Subsidiaries’ properties and assets (determined on a consolidated basis), taken as a whole, to, any Person, in a single transaction or in a series of related transactions, unless:

●	either (a) we are the Person formed by or surviving any such consolidation or merger (the Person formed by or surviving a consolidation or merger, the “continuing Person”) or (b) the Person (if other than us) formed by such consolidation or into which we are merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of our and our Subsidiaries’ properties and assets (determined on a consolidated basis), taken as a whole (the “Successor Company”), is an entity organized under the laws of the United States of America, any state thereof or the District of Columbia;

●	if we are not the continuing Person, the Successor Company expressly assumes our obligations with respect to the notes and the indenture pursuant to a supplemental indenture;

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

●	if we are not the continuing Person, we have or the Successor Company has delivered to the trustee the certificates and opinions required under the indenture.

Upon any transaction or series of related transactions to which the foregoing requirements apply and are effected in accordance with such requirements, the Successor Company shall succeed to, and be substituted for us, and may exercise every right and power of ours under the indenture with the same effect as if such Successor Company had been named as the Company therein; and when a Successor Company duly assumes all of our obligations and covenants pursuant to the indenture and the notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

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Definitions of Certain Terms

The following are the meanings of terms that are important in understanding the covenants above.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the then outstanding aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries, without duplication, incurred after the Issue Date and secured by Liens incurred in reliance on the final bullet point in the definition of “Permitted Liens” below and (2) the then existing Attributable Liens of the Company and its Restricted Subsidiaries in respect of sale and lease-back transactions, without duplication, entered into after the Issue Date incurred in reliance on the final bullet point in the definition of “Permitted Liens” below; provided that any such Attributable Liens will be excluded from this clause (2) to the extent that the Indebtedness relating thereto is included in clause (1) of this definition; provided, further, that in no event will the amount of any Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate Debt more than once despite the fact more than one Person is liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where more than one Person has Guaranteed or otherwise become liable for such Indebtedness or in the case where there are Liens on assets of one or more of the Company and its Restricted Subsidiaries securing such Indebtedness or one or more Guarantees thereof, the amount of Indebtedness so Guaranteed or secured shall only be included once in the calculation of Aggregate Debt).

“Attributable Liens” means in connection with a Sale and Lease-back Transaction the lesser of (1) the fair market value of the assets subject to such transactions as determined in good faith by an Officer of the Company and (2) the present value (discounted at a rate of interest per annum implicit in the terms of such lease) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Company may terminate the lease.

“Board of Directors” means our Board of Directors or any committee thereof duly authorized to act on behalf of our Board of Directors.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Change of Control” means:

(1) we become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), has become the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of our Voting Stock; provided, however, that for purposes of this clause (1) a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly; and provided, further, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company becomes a direct or indirect wholly owned subsidiary of another Person, and (b)(i) the direct or indirect holders of the Voting Stock of such Person immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” (other than a Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such Person; or

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(2) we sell, convey, transfer or lease (either in one transaction or a series of related transactions) all or substantially all assets of our and our Subsidiaries taken as a whole to, or merges or consolidates with, a Person (other than us or any of our Subsidiaries), other than any such merger or consolidation where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade of our Debt Ratings within the Ratings Decline Period for such Change of Control by two of the three Ratings Agencies to a level that is lower than an Investment Grade Rating by such Rating Agencies; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if one of the applicable Rating Agencies making the reduction in rating does not publicly announce or confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of us and our Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Debt Rating” means, as of the date of determination, with respect to any Rating Agency, the rating as determined by such Rating Agency of our non-credit enhanced, senior unsecured long-term debt.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Finance Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of such Person as lessee is required to be classified and accounted for as a finance lease in accordance with GAAP.

“Financial Officer” means any of the chief financial officer, principal accounting officer, vice president of finance, treasurer or corporate controller or most senior financial officer of us.

“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the indenture shall utilize GAAP as in effect on the Issue Date.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness; provided that the term Guarantee shall not include customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness under the indenture). When used as a verb, “Guarantee” shall have a corresponding meaning. The amount of Indebtedness of another Person Guaranteed by the specified Person or one or more of such Persons as of any date shall be equal to the lesser of: (a) the principal amount of such Indebtedness of such other Person; and (b) the maximum principal amount of such Indebtedness payable under the Guarantee or Guarantees (without duplication in the case of one or more Guarantees of the same Indebtedness by Subsidiaries).

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“Indebtedness” of any specified Person means any obligation for borrowed money. For the avoidance of doubt, Indebtedness with respect to any Person only includes indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of such Person or otherwise.

Notwithstanding the foregoing, Indebtedness shall not include third party obligations included in the Company’s financial statements as a result of variable interest entity accounting or any Indebtedness among the Company and its Restricted Subsidiaries.

“Investment Grade Rating” means (i) with respect to Moody’s, a ratings equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), and (iii) with respect to Fitch, a rating equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch).

“Issue Date” means the date of original issuance of the notes under the indenture.

“Lien” means any lien, security interest, mortgage, charge or similar encumbrance; provided, however, that in no event shall an operating lease or a nonexclusive license be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Permitted Liens” means:

●	Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such assets, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

●	(a) Liens given to secure the payment of the purchase price or other acquisition, installation or construction costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Finance Lease transactions in connection with any such acquisition and including any purchase money Liens, and (b) Liens existing on any Principal Property at the time of acquisition (including acquisition through merger or consolidation) thereof or at the time of acquisition by us or any Restricted Subsidiary of any Person then owning such property, excluding any Liens put in place in anticipation or contemplation of such acquisition by us or any Restricted Subsidiary; provided that with respect to clause (a), the Liens shall be given within 12 months after the later of (i) such acquisition and/or the completion of any development, installation, construction, alteration, improvement, operation or repair, whichever is later, and (ii) the placing into commercial operation of such Principal Property after such acquisition or completion of any construction, alteration, improvement or repair and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof, accessions thereto and insurance proceeds thereof;

●	Liens in favor of us or one of our Subsidiaries;

●	Liens on any Principal Property in favor of the United States of America or any state thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing, improving or repairing such Principal Property;
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●	Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;

●	Liens for taxes, assessments or other governmental charges (i) not yet overdue for a period of more than 30 days or subject to penalties for non-payment or (ii) which are being contested in good faith by appropriate proceedings;

●	Liens to secure the performance of bids, trade or commercial contracts (including insurance contracts), government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, public, statutory or regulatory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or other customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

●	leases, subleases, licenses or sublicenses granted to others not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole;

●	easements, rights of way, covenants, restrictions, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and other similar charges and encumbrances and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of us and our Subsidiaries, taken as a whole;

●	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in this or the preceding bullet points, or any Liens that secure an extension, renewal, replacement, refinancing or refunding (including any successive extensions, renewals, replacements, refinancings or refundings) of any Indebtedness within 12 months of the maturity, retirement or other repayment or prepayment of the Indebtedness (including any such repayment pursuant to amortization obligations with respect to such Indebtedness) being extended, renewed, substituted, replaced, refinanced or refunded, which Indebtedness is or was secured by a Lien referred to in this or the preceding bullet points; provided that such extension, renewal, substitution or replacement Lien will be limited to all or part of the same property that secured the Lien extended, renewed, substituted or replaced and the principal amount of Indebtedness secured is not increased (other than increases related to any premiums, accrued interest, commissions, discounts, costs, fees and expenses in connection with such extension, renewal, substitution or replacement);

●	Liens on any real property, buildings or fixtures located at the company’s Mission Bay Campus; and

●	Liens on any Principal Property not described in the preceding bullet points which would otherwise be subject to the restrictions set forth under “—Limitations on Liens” above, if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $7.5 billion, and (b) 15.0% of our Consolidated Total Assets measured as of the end of the most recent quarter for which financial statements are available. We or any Restricted Subsidiary also may, without equally and ratably securing the notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

For the avoidance of doubt, the inclusion of specific Liens in the definition of “Permitted Liens” shall not create any implication that the obligations secured by such Liens constitute Indebtedness.

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“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any building, structure or other facility together with the underlying land and its fixtures that is real property located within the territorial limits of the United States of America (excluding its territories and possessions and Puerto Rico) owned by us or any Restricted Subsidiary, except for any facility that (i) has a net book value, on the date the determination of whether such property is a principal property is being made for purposes of the covenants set forth under “—Limitations on Liens” and “—Limitations on Sale Lease-back Transactions”, of less than 2% of our Consolidated Total Assets measured as of the end of the most recent quarter for which financial statements are available or (ii) in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our subsidiaries, taken as a whole.

“Rating Agency” means (1) Moody’s, S&P and/or Fitch, as applicable; and (2) if any ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors of the Company) as a replacement agency for Moody’s, S&P, or Fitch, as the case may be.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of our intention or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended as to any Ratings Agency if our Debt Rating, as noted by such Rating Agency, is, as of such 60th calendar day, under publicly announced consideration for downgrade by such Rating Agency.

“Restricted Subsidiary” means any domestic Subsidiary that owns any Principal Property.

“Sale and Lease-back Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby we or a Restricted Subsidiary transfers such property to another Person and we or a Restricted Subsidiary leases or rents it from such Person, unless (i) such transaction was entered into prior to or within 12 months after the Issue Date; (ii) such transaction was for the lease back to the Company or a Restricted Subsidiary by the Company or any Subsidiary of any Principal Property; (iii) such transaction involves a lease of a Principal Property executed by the time of or within 18 months (or in the case of any transaction supported by the credit of an export credit agency, 24 months) after the latest of (a) the acquisition, the completion of construction or improvement, alteration or repair of such Principal Property, and (b) the placing into commercial operation after the acquisition, completion, improvement, alteration or repair, of such Principal Property; or (iv) such transaction involves a lease for not more than three years (or which may be terminated by the Company or the applicable Subsidiary within a period of not more than three years).

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned by such Person or a Subsidiary of such Person. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of us.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

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Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities—Events of Defaults Under the Indenture.”

An “Event of Default” with respect to each series of notes occurs if:

●	we fail to pay interest on any of the notes of that series when due and payable and that failure continues for 30 consecutive days;

●	we fail to pay the principal of, or premium, if any, on, any of the notes of that series at its stated maturity or when otherwise due and payable;

●	we fail to perform any covenant in the indenture with respect to the notes of that series (other than those referred to in the preceding bullet points) and that failure continues for 90 consecutive days after we receive written notice as provided in the indenture; or

●	certain actions are taken relating to our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any Restricted Subsidiary of ours and, in certain circumstances, remain in effect for 60 consecutive days.

If an event of default with respect to the notes of a series occurs and continues, except for the bankruptcy, insolvency or reorganization actions referred to above with respect to us, then the trustee or the holders of at least 25% in principal amount of the outstanding notes of the applicable series may require us to repay immediately the principal of, and any unpaid premium and interest on, all outstanding notes of such series. The holders of at least a majority in principal amount of the outstanding notes of the applicable series may rescind and annul that acceleration if all events of default with respect to the notes of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. An event of default arising from the bankruptcy, insolvency or reorganization actions referred to above shall cause the principal of, and any unpaid premium and interest on, all notes to become immediately due and payable without any declaration or other act by the trustee, the holders of the notes or any other party.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any holder of notes, unless the holders offer indemnity to the trustee. If the holders offer indemnity to the trustee, then the holders of at least a majority in principal amount of the outstanding notes of an applicable series will have the right, subject to some limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series.

No holder of any note of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

●	the holder has previously given to the trustee written notice of a continuing event of default with respect to the notes of that series;

●	the holders of at least 25% in principal amount of the outstanding notes of that series have made a written request, and offered indemnity, to the trustee to institute a proceeding as trustee;

●	the trustee has failed to institute the requested proceeding within 60 consecutive days after receipt of such notice; and

●	the trustee has not received from the holders of at least a majority in principal amount of the outstanding notes of that series a direction inconsistent with the request during that 60-day period.
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However, the holder of any note will have the absolute and unconditional right to receive payment of the principal of, and premium, if any, and interest on, that note as expressed therein, and to institute suit for the enforcement of any such payment.

We are required to furnish to the trustee annually within 120 days after the end of our fiscal year a statement as to the absence of some defaults under the indenture. Within 90 days after the occurrence of an event of default the trustee shall give notice of such event of default or of any event which, after notice or lapse of time or both, would become an event of default, known to it, to the holders of the notes, except that, in the case of a default other than a payment default, the trustee may withhold notice if the trustee determines that withholding notice is in the interest of the holders.

Defeasance

Full Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “full defeasance”) if the following conditions are met:

●	we deposit in trust for your benefit and the benefit of all other beneficial owners of the debt securities of the same series a combination of money and/or U.S. government or U.S. government agency notes or bonds in an amount sufficient in the written opinion of or as certified by a nationally recognized investment bank, appraisal firm or firm of independent public accountants that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

●	there is a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us;

●	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above;

●	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the full defeasance have been fulfilled; and

●	no Default or Event of Default has occurred and is continuing on the date of the deposit.

If we accomplished a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

●	to register the transfer and exchange of debt securities;

●	to replace mutilated, destroyed, lost or stolen debt securities;

●	to maintain paying agencies; and

●	to hold money for payment in trust.
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Covenant Defeasance. Even absent a change to current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the following conditions must be met:

●	we deposit in trust for your benefit and the benefit of all other beneficial owners of the debt securities of the same series a combination of money and/or U.S. government or U.S. government agency notes or bonds in an amount sufficient in the written opinion of or as certified by a nationally recognized investment bank, appraisal firm or firm of independent public accountants that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

●	we deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due;

●	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the covenant defeasance have been fulfilled; and

●	no Default or Event of Default has occurred and is continuing on the date of the deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

For purposes of the notes, the description below under this section titled “—Modification and Waiver” supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities—Modification of Indenture; Waiver.”

We, together with the trustee, may modify or amend the indenture and the terms of the notes of a series with the consent of the holders of at least a majority in principal amount of the outstanding notes of such series; provided that no modification or amendment may, without the consent of each affected holder of the notes of the affected series:

●	change the stated maturity of the principal of, or any installment of interest on, any note;

●	reduce the principal of, or rate of interest on, any note;

●	reduce any amount payable upon the redemption or purchase at the option of the holder of any note;

●	change any place of payment where, or the currency in which, any principal of, or premium, if any, or interest on, any note is payable;

●	impair the right to institute suit for the enforcement of any payment on or with respect to any note on or after the stated maturity or redemption date; or

●	reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.
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The holders of at least a majority in principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any notes or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of each holder of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. In addition, the holders of at least a majority in principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive compliance with any other provision of the indenture or the notes, including compliance with our covenants described above under “—Certain Covenants—Limitations on Liens” and “—Certain Covenants—Limitation on Sale and Lease-back Transactions.”

In addition, we, together with the trustee, may modify or amend the indenture and the terms of the notes without seeking the consent of any holders of the notes to:

●	allow our successor to assume our obligations under the indenture and the notes pursuant to the provisions described above under the heading “—Certain Covenants, Consolidation, Merger and Sale of Assets”;

●	add to our covenants for the benefit of the holders of the notes or the trustee, paying agent, security registrar or other agent or similar person or surrender any right or power we have under the indenture;

●	add any additional events of default;

●	add to or change any provisions of the indenture to the extent necessary to permit or facilitate the issuance of notes in uncertificated form;

●	amend or supplement any provision contained in the indenture or in any supplemental indentures to the extent such amendment or supplement does not apply to any outstanding notes issued prior to the date of such amendment or supplement and entitled to the benefits of such provision;

●	secure the notes and provide for the terms of the release of such security;

●	add guarantees with respect to our obligations under the notes and provide for the terms of the release of such guarantees;

●	provide for a successor trustee with respect to the notes or otherwise change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

●	provide for the issuance of additional notes to the extent permitted under the indenture;

●	provide for a co-obligor with respect to the notes;

●	cure any ambiguity, omission, defect or inconsistency, as determined in good faith by us;

●	conform the indenture to the description of the notes contained in this prospectus supplement and in the accompanying prospectus;

●	comply with the rules and regulations of DTC or any other clearing system and the rules and regulations of any securities exchange or automated quotation system on which the notes may be listed or traded; or

●	make any other amendment or supplement to the indenture as long as that amendment or supplement does not adversely affect the rights of the holders of any notes in any material respect, as determined in good faith by us.
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No amendment or supplement to the indenture made solely to conform the indenture to this description of the notes contained in this prospectus supplement and in the accompanying prospectus will be deemed to adversely affect the interests of the holders of the notes.

Provision of Financial Information

We will file with the trustee, within 15 days after we have filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that the delivery of reports, information and documents to the trustee by electronic means or filing of documents via the EDGAR system (or any successor electronic filing system) shall be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or such successor system), it being understood that the trustee shall have no responsibility whatsoever to determine if such filings have been made.

Book-Entry; Delivery and Form

The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The notes initially will be represented by notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the Global Notes may be held through Euroclear and Clearstream (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of Global Notes for Certificated Notes

We will issue Certificated Notes to each person that DTC identifies as the beneficial owner of the notes represented by a Global Note upon surrender by DTC of the Global Note if:

●	DTC notifies us that it is no longer willing or able to act as a depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

●	an event of default has occurred and is continuing, and DTC requests the issuance of Certificated Notes; or

●	we determine not to have the notes represented by Global Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

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Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

●	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

●	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank SA/NV, as operator of the Euroclear system, and Clearstream Banking S.A. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

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Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any of our or the trustee’s agents has or will have any responsibility or liability for:

●	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

●	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of we, the trustee or any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax consequences of the ownership and disposition of the notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or holders subject to special treatment under U.S. federal income tax laws (including traders, brokers or dealers in securities, banks, thrifts or other financial institutions or financial service companies, cooperatives, regulated investment companies, real estate investment trusts, tax-exempt organizations, pension funds, insurance companies, government instrumentalities or agencies, persons who hold notes as part of a hedging, straddle, integration, conversion or constructive sale transaction, holders of any of our indebtedness that is repaid or repurchased substantially simultaneously with this offering, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, certain former U.S. citizens or long-term residents, non-U.S. trusts that have U.S. beneficiaries, retirement plans, individual retirement accounts or other tax deferred accounts, controlled foreign corporations, passive foreign investment companies, partnerships and other flow-through entities or arrangements (including entities or arrangements treated as partnerships or flow-through entities for U.S. federal income tax purposes)). This discussion does not address the Medicare contribution tax on net investment income, any alternative minimum tax, the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), any aspect of U.S. federal taxation other than U.S. federal income taxation (such as estate and gift tax laws) or any aspect of state, local or non-U.S. taxation. In addition, this discussion deals only with certain U.S. federal income tax consequences to a holder that acquires the notes in the initial offering at their “issue price” (the first price at which a substantial amount of the notes of the applicable series is sold for money to investors, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and holds the notes as capital assets.

This summary is based on the Code, U.S. Treasury regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions in effect as of the date of this prospectus supplement, which are subject to differing interpretations and could change, possibly with retroactive effect. We have not sought a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. We urge you to consult with your tax advisor about the U.S. federal income tax and other tax consequences of an investment in the notes.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of such a partnership holding a note should consult its tax advisor concerning the U.S. federal income and other tax consequences of an investment in the notes.

EACH PROSPECTIVE HOLDER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES BASED UPON SUCH HOLDER’S PARTICULAR CIRCUMSTANCES.

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U.S. Holders

As used in this discussion, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized (or treated as created or organized) in or under the laws of the United States or any State thereof (including the District of Columbia);
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (within the meaning of the Code) have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (within the meaning of the Code).

Stated Interest

Stated interest on a note generally will be treated as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. If, however, the notes are issued for an amount less than the principal amount, and the difference is not less than a statutorily defined de minimis amount (as set forth in the Code), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Effect of Certain Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. For example, upon the occurrence of a “Change of Control Triggering Event” (as discussed under “Description of Notes—Repurchase Upon a Change of Control”), we will be required to offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest. The obligation to make such payments may implicate the provisions of U.S. Treasury regulations relating to contingent payment debt instruments (“CPDIs”). One or more contingencies will not cause the notes to be treated as CPDIs if, as of the issue date, each such contingency, individually and in the aggregate, is remote or incidental or, in certain circumstances, it is significantly more likely than not that such contingency will not occur. We believe and intend to take the position that the potential for additional payments on the notes should not cause the notes to be treated as CPDIs. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable U.S. Treasury regulations. Our determination is not, however, binding on the IRS. If the IRS were to take a contrary position and such position were sustained, note holders could be required to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate and to treat all or a portion of any gain recognized on a sale or other taxable disposition of a note as ordinary income rather than capital gain. In the event a contingent payment is actually made, although it is not free from doubt, such additional interest should be taxable as ordinary income at the time it accrues or is paid in accordance with the holder’s regular method of tax accounting. Prospective holders of the notes should consult their tax advisors regarding the possible application of the CPDI rules to the notes and the consequences thereof. The remainder of this discussion assumes that the notes will not be treated as CPDIs for U.S. federal income tax purposes.

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Sale or Other Taxable Disposition of a Note

A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a note in an amount equal to the difference between (i) the amount realized (except to the extent such amount is attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent such interest has not been previously included in income) and (ii) such U.S. Holder’s adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note. A U.S. Holder’s adjusted tax basis in a note will generally equal the cost of the note to such U.S. Holder. Such capital gain or loss will be long-term capital gain or loss if the note was held for more than one year at the time of disposition. In general, for non-corporate taxpayers, long-term capital gains currently are subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to significant limitations. U.S. Holders should consult their tax advisors regarding the treatment of capital gains and losses.

Backup Withholding and Information Reporting

Payments of interest and principal on a note and the proceeds of the sale or other taxable disposition of a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding tax (currently at a rate of 24%) if the recipient of such payment fails to timely provide a U.S. taxpayer identification number, certified under penalties of perjury, as well as certain other information on an IRS Form W-9, or otherwise fails timely to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that U.S. Holder’s U.S. federal income tax liability (if any), provided the required information is furnished timely to the IRS. U.S. Holders should consult their tax advisors regarding the application of backup withholding based upon their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

As used in this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is (i) for U.S. federal income tax purposes, an individual, corporation, estate or trust, and (ii) not a U.S. Holder.

Interest

Subject to the discussions below concerning backup withholding and FATCA (as defined below), U.S. federal income or withholding tax generally will not apply to a payment of interest on a note to a Non-U.S. Holder, provided that:

●	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company;
●	the Non-U.S. Holder is not a “controlled foreign corporation” (generally, a foreign corporation more than 50% (by vote or value) of the stock of which is owned, actually or constructively, by one or more U.S. persons that each own, actually or constructively, at least 10% (by vote or value) of such stock) related to the Company, actually or constructively, through stock ownership;
●	such interest payments are not “effectively connected” with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case such Non-U.S. Holder would generally be subject to tax as described below under the heading “—U.S. Trade or Business”);
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●	either (A) such Non-U.S. Holder provides, among other things, its name and address, and certifies on IRS Form W-8BEN or Form W-8BEN-E (or applicable successor form), under penalties of perjury, that it is not a United States person (within the meaning of the Code) or (B) a securities clearing organization or one of certain other financial institutions holding the note or otherwise acting on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such IRS Form has been received by it and furnishes us or our paying agent with a copy thereof; and
●	we or our paying agent do not have actual knowledge or reason to know that any of the information, certifications or statements in the IRS Form W-8 are incorrect.

If any of the foregoing requirements are not met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met), subject to the discussion below concerning interest that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States.

Prospective Non-U.S. Holders should consult their tax advisors regarding these certification requirements and any alternative methods for satisfying the certification requirements described above.

Sale or Other Taxable Disposition of a Note

Subject to the discussions below of backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies (and the Non-U.S. Holder complies with applicable certification and other requirements to claim treaty benefits), such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met. Any amounts attributable to accrued interest, however, will be treated as described above under “—Interest.”

U.S. Trade or Business

If interest or gain recognized by a Non-U.S. Holder on a note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), then the Non-U.S. Holder will be exempt from U.S. withholding tax (subject to the discussion of FATCA below), but the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or gain as if it were a “United States person” (as defined in the Code). In addition to such U.S. federal income tax, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, it may be subject to an additional branch profits tax currently at a rate of 30%, or such lower rate provided by an applicable income tax treaty. A Non-U.S. Holder may establish that interest or gain is effectively connected with a trade or business in the United States by timely delivering a properly executed IRS Form W-8ECI.

Backup Withholding and Information Reporting

A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person (within the meaning of the Code) in order to avoid information reporting and backup withholding with respect to our payment of principal and interest on, or the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of, a note. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability (if any), and may entitle such Non-U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

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In addition, we are required to report annually to the IRS and each Non-U.S. Holder the amount of any interest paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld, other than with respect to certain exempt recipients, including corporations. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders should consult their tax advisors with respect to these withholding and reporting rules as well as other U.S. tax consequences of the ownership and disposition of notes.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, U.S. Treasury regulations promulgated thereunder and official IRS guidance commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), impose a 30% withholding tax on payments of interest in respect of the notes made to (a) foreign financial institutions (including investment funds and including in certain instances where such institutions are acting as intermediaries), unless they agree to collect and disclose to the IRS (or, if required under an intergovernmental agreement between the U.S. and an applicable foreign country, report such information to a local tax authority) information regarding their direct and indirect U.S. account holders; or (b) certain non-financial foreign entities unless such an entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” generally by providing an IRS Form W-8BEN-E (which we will in turn provide to the IRS), unless certain exemptions apply. Although withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of notes, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations or other official guidance, may modify these requirements.

Prospective holders of notes should consult their tax advisors regarding the relevant U.S. law and other official guidance regarding FATCA.

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Underwriting (Conflicts of Interest)

Subject to the terms and conditions contained in an underwriting agreement dated as of the date of this prospectus supplement between us and the underwriters named below, for whom Goldman Sachs & Co. LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of 2031 Notes	Principal Amount of 2035 Notes
Goldman Sachs & Co. LLC	$170,000,000	$212,500,000
Barclays Capital Inc.	90,000,000	112,500,000
J.P. Morgan Securities LLC	90,000,000	112,500,000
Citigroup Global Markets Inc.	70,000,000	87,500,000
Deutsche Bank Securities Inc.	70,000,000	87,500,000
HSBC Securities (USA) Inc.	70,000,000	87,500,000
Mizuho Securities USA LLC	70,000,000	87,500,000
Morgan Stanley & Co. LLC	70,000,000	87,500,000
RBC Capital Markets, LLC	70,000,000	87,500,000
TD Securities (USA) LLC	70,000,000	87,500,000
BNP Paribas Securities Corp.	27,500,000	34,375,000
PNC Capital Markets LLC	27,500,000	34,375,000
Santander US Capital Markets LLC	27,500,000	34,375,000
UBS Securities LLC	27,500,000	34,375,000
Wells Fargo Securities, LLC	27,500,000	34,375,000
AmeriVet Securities, Inc.	5,625,000	7,032,000
Blaylock Van, LLC	5,625,000	7,031,000
Drexel Hamilton, LLC	5,625,000	7,031,000
Penserra Securities LLC	5,625,000	7,031,000
Total	$1,000,000,000	$1,250,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of 0.300% of the aggregate principal amount of the 2031 notes and 0.330% of the aggregate principal amount of the 2035  notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.200% of the aggregate principal amount of the 2031 notes and 0.200% of the aggregate principal amount of the 2035  notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

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The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of the notes:

Paid by Us
Per 2031 Note	0.500%
Per 2035 Note	0.550%
Total	$11,875,000

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $6,500,000.

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

Each series of notes is a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities, as well as other purchases by the underwriters for their own accounts, may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time. These transactions may be effected in the over-the-counter market or otherwise.

Conflicts of Interest

As described under “Use of Proceeds,” we intend to use the net proceeds from this offering to repay our outstanding 0% convertible senior notes due December 2025, redeem our outstanding 7.50% senior notes due September 2027, and redeem our outstanding 6.25% senior notes due January 2028. Certain of the underwriters and/or their affiliates may own our 0% convertible senior notes due December 2025, our 7.50% senior notes due September 2027 or our 6.25% senior notes due January 2028, and therefore may receive a portion of the net proceeds from this offering. If 5% or more of the net proceeds from this offering (not including underwriting discounts) is used to redeem or repay such outstanding indebtedness held by at least one of the underwriters and/or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated” as defined by FINRA Rule 5121.

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Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.  Certain of the underwriters or their affiliates who have a lending relationship with us routinely hedge, have hedged and/or may hedge their credit exposure to us, and certain of those underwriters or their affiliates are likely in the future to hedge or otherwise reduce their exposure to us, in each case, consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, potentially including the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. In addition, certain underwriters and/or their affiliates are lenders under our revolving credit agreement and our term loan agreement.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments, including our existing senior notes.

Settlement

It is expected that delivery of the notes will be made against payment therefor on or about September 11, 2025, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day preceding settlement will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors in this regard.

Notices to Prospective Investors

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

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Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

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Notice to Prospective Investors in Hong Kong

The notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the notes have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to Prospective Investors in Switzerland

Neither this prospectus supplement nor the accompanying prospectus is intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

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Validity of the Notes

The validity of the notes offered hereby will be passed upon for us by Cooley LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Uber. The address of the SEC website is www.sec.gov.

We maintain a website at www.uber.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 001-38902):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 14, 2025;
●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 7, 2025 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2025, filed with the SEC on August 6, 2025;
●	the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A relating to our 2025 annual meeting of stockholders, filed with the SEC on March 24, 2025 and Amendment No. 1 to our Definitive Proxy Statement on Schedule 14A relating to our 2025 annual meeting of stockholders, filed with the SEC on April 30, 2025; and
●	our Current Reports on Form 8-K, filed with the SEC on February 7, 2025, May 9, 2025, May 20, 2025, June 2, 2025, June 4, 2025, June 6, 2025, and August 6, 2025, to the extent the information in such reports is filed and not furnished.
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We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus and will become a part of this prospectus supplement and the accompanying prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Uber Technologies, Inc.

1725 3rd Street

San Francisco, California 94158

(415) 612-8582

Attention: Corporate Secretary

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Prospectus

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Guarantees

Units

From time to time, we or selling securityholders may offer and sell common stock, preferred stock, debt securities, warrants, purchase contracts, or guarantees, either individually or as units in combination with other securities. We or selling securityholders may also offer the securities described in this prospectus upon conversion or exercise of other securities described in this prospectus.

Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on the New York Stock Exchange under the trading symbol “UBER.” On May 2, 2023, the last reported sale price for our common stock on the New York Stock Exchange was $36.52 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the New York Stock Exchange or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or selling securityholders may offer and sell shares of our common stock, preferred stock, various series of debt securities, warrants to purchase any of such securities, purchase contracts, or guarantees, either individually or as units in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described in the section entitled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Uber,” “we,” “us,” and “our” refer to Uber Technologies, Inc., a Delaware corporation, and, where appropriate, our consolidated subsidiaries. “Uber”, the Uber logo, and other trademarks or service marks of Uber appearing in this prospectus are the property of Uber. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

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THE COMPANY

Uber Technologies, Inc. is a technology platform that uses a massive network, leading technology, operational excellence and product expertise to power movement from point A to point B. We develop and operate proprietary technology applications supporting a variety of offerings on our platform (“platform(s)” or “Platform(s)”). We connect consumers (“Rider(s)”) with independent providers of ride services (“Mobility Driver(s)”) for ridesharing services, and connect Riders and other consumers (“Eater(s)”) with restaurants, grocers and other stores (collectively, “Merchants”) with delivery service providers (“Couriers”) for meal preparation, grocery and other delivery services. Riders and Eaters are collectively referred to as “end-user(s)” or “consumer(s).” Mobility Drivers and Couriers are collectively referred to as “Driver(s).” We also connect consumers with public transportation networks. We use this same network, technology, operational excellence and product expertise to connect shippers (“Shipper(s)”) with carriers (“Carrier(s)”) in the freight industry by providing Carriers with the ability to book a shipment, transportation management and other logistics services. Uber is also developing technologies designed to provide new solutions to everyday problems.

Our technology is available in approximately 70 countries around the world, principally in the United States (“U.S.”) and Canada, Latin America, Europe, the Middle East, Africa, and Asia (excluding China and Southeast Asia).

Corporate Information

We were founded in 2009 and incorporated as Ubercab, Inc., a Delaware corporation, in July 2010. In February 2011, we changed our name to Uber Technologies, Inc. Our principal executive offices are located at 1515 3rd Street, San Francisco, California 94158, and our telephone number is (415) 612-8582.

Our website address is www.uber.com and our investor relations website is located at https://investor.uber.com. Information contained on or accessible through our websites is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website addresses in this prospectus is inactive textual reference only.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our other filings that are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to successfully defend litigation and government proceedings brought against us, including with respect to our relationship with drivers and couriers, and the potential impact on our business operations and financial performance if we are not successful;
•	our ability to successfully compete in highly competitive markets;
•	our ability to effectively manage our growth and maintain and improve our corporate culture;
•	our expectations regarding financial performance, including but not limited to revenue, potential profitability and the timing thereof, ability to generate positive adjusted EBITDA or free cash flow, expenses, and other results of operations;
•	our expectations regarding future operating performance, including but not limited to our expectations regarding future Monthly Active Platform Consumers (“MAPCs”), Trips, Gross Bookings, and Take Rate;
•	our expectations regarding our competitors’ use of incentives and promotions, our competitors’ ability to raise capital, and the effects of such incentives and promotions on our growth and results of operations;
•	our anticipated investments in new products and offerings, and the effect of these investments on our results of operations;
•	our anticipated capital expenditures and our estimates regarding our capital requirements;
•	our ability to close and integrate acquisitions into our operations;
•	anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;
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•	the size of our addressable markets, market share, category positions, and market trends, including our ability to grow our business in the countries we have identified as expansion markets;
•	the safety, affordability, and convenience of our platform and our offerings;
•	our ability to identify, recruit, and retain skilled personnel, including key members of senior management;
•	our expected growth in the number of platform users, and our ability to promote our brand and attract and retain platform users;
•	our ability to maintain, protect, and enhance our intellectual property rights;
•	our ability to introduce new products and offerings and enhance existing products and offerings;
•	our ability to successfully enter into new geographies, expand our presence in countries in which we are limited by regulatory restrictions, and manage our international expansion;
•	our ability to successfully renew licenses to operate our business in certain jurisdictions;
•	the impacts of contagious disease, such as COVID-19, or outbreaks of other viruses, disease or pandemics on our business, results of operations, financial position and cash flows;
•	our ability to successfully respond to global economic conditions, including rising inflation and interest rates;
•	the availability of capital to grow our business;
•	volatility in the business or stock price of our minority-owned affiliates;
•	our ability to meet the requirements of our existing debt and draw on our line of credit;
•	our ability to prevent disturbances to our information technology systems;
•	our ability to comply with existing, modified, or new laws and regulations applying to our business;
•	our ability to implement, maintain, and improve our internal control over financial reporting; and
•	our anticipated use of the net proceeds from offerings of our securities under this prospectus.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our other filings that are incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock, certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and certain provisions of Delaware law are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part. We refer in this section to our amended and restated certificate of incorporation and amended and restated bylaws as our certificate of incorporation and bylaws, respectively.

General

Our authorized capital stock consists of 5,010,000,000 shares, all with a par value of $0.00001 per share, of which:

•	5.0 billion shares are designated as common stock; and
•	10.0 million shares are designated as preferred stock.

Our shares of common stock are not redeemable and have no preemptive rights. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the New York Stock Exchange, to issue additional authorized shares of our capital stock.

Common Stock

Holders of our common stock are entitled to one vote per share on any matter submitted to our stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of the company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption, or sinking fund provisions.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges, and restrictions of up to an aggregate of 10.0 million shares of our preferred stock in one or more series and authorize their issuance. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. As of March 31, 2023 no shares of preferred stock were outstanding. The prospectus supplement relating to a particular class or series of preferred stock offered will describe the specific terms thereof, including, where applicable:

•	the title, designation, number of shares and stated value of the preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;
•	the dates on which the preferred stock will be subject to redemption and the applicable redemption prices;
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•	any redemption or sinking fund provisions;
•	the convertibility or exchangeability of the preferred stock;
•	if other than U.S. dollars, the currency or currencies (including composite currencies) in which the preferred stock is denominated and/or in which payments will or may be payable;
•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;
•	the place where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock;
•	any listing of the preferred stock on any securities exchange; and
•	any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

Anti-Takeover Provisions

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide for stockholder actions only at a duly called meeting of stockholders. A special meeting of stockholders may be called by a majority of our board of directors, the chairperson of our board of directors, or our Chief Executive Officer. Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Our board of directors has the right to elect directors to fill vacancies created by the expansion of our board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

Anti-Takeover Statute

We are subject to, and have not opted out of, Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.
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In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10 percent or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us or our directors, officers, or employees arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws; (iv) any action regarding our amended and restated certificate of incorporation or our amended and restated bylaws; (v) any action as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or (vi) any action asserting a claim against us that is governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Suite 101, Canton, Massachusetts 02021.

Listing on the New York Stock Exchange

Our common stock is listed on the New York Stock Exchange under the trading symbol “UBER.”

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt, or any combination thereof, and the terms of any subordination;
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•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger, or sale covenant;
•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
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•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger, or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency, or reorganization occur.
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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above in the subsection entitled “—Consolidation, Merger, or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
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•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indenture;
•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above in the subsection entitled “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
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In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such securities or each principal amount of such security;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the date on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
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•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms that apply to any purchase contracts we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of purchase contracts in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement that we will enter into at the time of issue and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of the securities and the number or amount of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts we may offer will describe the specific terms of the purchase contracts it covers, including, if applicable, collateral or depositary arrangements. In addition to describing the specific terms of the purchase contracts, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the stock purchase contracts or stock purchase units, as applicable.

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DESCRIPTION OF GUARANTEES

We may offer guarantees, including for debt securities of subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. Except as otherwise described in any prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the debt securities of our subsidiaries, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such debt securities. We will describe the particular terms of any guarantee we offer in the applicable prospectus supplement, which may add, update or change the information on guarantees set forth herein.

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DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.
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SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to this registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

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PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades, or a combination of these methods, or through any other methods described in a prospectus supplement. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, directly to one or more purchasers, or as otherwise described in a prospectus supplement. We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers, or agents, if any;
•	the name or names of the selling securityholders, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling securityholders;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

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We or selling securityholders may use underwriters, dealers, or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer, or agent, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the common stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”) the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Covington & Burling LLP, Washington, D.C.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Uber. The address of the SEC website is www.sec.gov.

We maintain a website at www.uber.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38902):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 21, 2023;
•	our Quarterly Report on Form 10-Q for the quarter ended and March 31, 2023, filed with the SEC on May 3, 2023;
•	our Current Reports on Form 8-K, filed with the SEC on March 3, 2023, March 14, 2023, and April 21, 2023, to the extent the information in such reports is filed and not furnished;
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•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our definitive proxy statement relating to our 2023 annual meeting of stockholders, filed with the SEC on March 28, 2023; and
•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 7, 2019, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Uber Technologies, Inc.

1515 3rd Street

San Francisco, California 94158

(415) 612-8582

Attention: Corporate Secretary

25

$2,250,000,000

$1,000,000,000 4.150% Senior Notes due 2031

$1,250,000,000 4.800% Senior Notes due 2035

  Prospectus Supplement

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Barclays	J.P. Morgan

Citigroup	Deutsche Bank Securities	HSBC	Mizuho

Morgan Stanley	RBC Capital Markets	TD Securities

Co-Managers

BNP PARIBAS	PNC Capital Markets LLC	Santander	UBS Investment Bank	Wells Fargo Securities

AmeriVet Securities	Blaylock Van, LLC	Drexel Hamilton	Penserra Securities LLC

September 8, 2025